Exhibit 1.01 Conflict Minerals Report of CAE Inc. in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934 I. Introduction This Conflict Minerals Report (this “Report”) of CAE Inc. (“CAE”) has been prepared for the reporting period from January 1, 2020 to December 31, 2020 pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. The Rule imposes certain reporting obligations on the Securities and Exchange Commission (“SEC”) registrants who manufacture or contract to manufacture products containing conflict minerals which are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which are limited to tantalum, tin, tungsten and gold for the purposes of this assessment. The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. If a registrant has reason to believe that any of the Conflict Minerals necessary to the functionality or production of its products may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures. This Report is not audited by an independent private sector auditor in reliance on SEC guidance to the effect that the requirement of such an audit has been stayed except if the registrant elects to describe its products as “DRC conflict-free” in its Conflicts Minerals Report. This Report has been prepared by management of CAE. The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. II. Product Overview CAE is a global leader in training for the civil aviation, defence and security, and healthcare markets. As a company in the simulator manufacturing business, the supply chain with respect to CAE’s products is complex and includes many third parties between the ultimate manufacturer of the products and the original sources. Our simulators and ventilator products contain electronic and mechanical parts that are provided by a wide range of suppliers. CAE is several levels removed from the mining of Conflict Minerals and does not make purchases of raw ore or unrefined Conflict Minerals and makes no purchases in the Covered Countries. We rely on suppliers within our supply chain, whose components may contain Conflict Minerals, to provide us with information about the source of potential Conflict Minerals contained in the components supplied to us. In addition, we use internal expertise and follow a rigorous process to evaluate the accuracy of and verify the information provided by our suppliers. Consequently, our due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of Conflict Minerals. Our due diligence processes seek data from our direct suppliers and those suppliers seek similar information within their supply chains to identify the original sources of Conflict Minerals. Such sources of information may produce inaccurate or incomplete information. III. Reasonable Country of Origin Inquiry Since 2013, CAE has put in place and executed a formal Conflict Minerals program by communicating its Conflict Minerals Policy (as defined below) to its suppliers and conducting supply-chain surveys to determine the reasonable country of origin of Conflict Minerals used in its products. CAE has established a reasonable country of origin inquiry (“RCOI”) process, which is refreshed every year, by which it surveys its suppliers on the source of Conflict Minerals and verifies smelters reported in supplier surveys for participation in the Responsible Minerals Initiative (“RMI”) (formerly the Conflict-Free Sourcing Initiative) flagship program, the Responsible Minerals Assurance Process (“RMAP”, formerly the Conflict-Free Smelter Program) as conformant or active. CAE utilizes supplier information to create a CAE product Conflict Minerals Reporting Template (the “Reporting Template”). The Reporting Template contains questions about the origin of Conflict Minerals included in suppliers’ products, as well as a supplier due diligence questionnaire. The Reporting Template was developed to facilitate disclosure and communication of information regarding smelters that provide materials to CAE’s supply chain. It also includes questions regarding the CAE supplier’s conflict-free policy, engagement with its direct suppliers and a list of the smelters the supplier and its suppliers use. IV. Due Diligence Process Our due diligence process with respect to the source and chain of custody of the necessary Conflict Minerals used in components for manufacturing CAE’s products has been designed to conform to the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) (the “OECD Guidelines”), which refers to an internationally recognized five-step framework. a. Establish strong company management systems We have established a Conflict Minerals Policy (the “Conflict Minerals Policy”) which is approved by the Governance Committee of CAE’s Board of Directors. The Conflict Minerals Policy states, among other things, (i) that CAE shall not use Conflict Minerals originating from the Covered Countries in, or to produce, its products; (ii) that CAE shall not specify or negotiate contractual terms with a manufacturer or other sub-component supplier so as to exercise a degree of influence over the manufacturing of the product to dictate the use of Conflict Minerals unless their use represents a special technique or requirement deemed necessary; and (iii) that CAE shall ensure that its manufacturing group limits the use of Conflict Minerals to applications where no substitute exists. The Conflict Minerals Policy is implemented by a cross-functional team comprised of representatives of CAE’s Global Strategic Sourcing, Global Quality Assurance, Hardware

Engineering, Finance and Legal departments. CAE’s implementation efforts are reviewed on an annual basis with the General Counsel, Chief Compliance Officer & Corporate Secretary and the senior management of the sourcing and procurement department. The Conflict Minerals Policy is available on our website. In addition, we communicate our Conflict Minerals Policy to our suppliers through our standard purchase order terms and conditions, which contain a clause that reflects the requirements set out in our Conflict Minerals Policy. We also ensure that all material documentation relating to Conflict Minerals is maintained for a period of at least five (5) years. b. Identify and assess risks in the supply chain Through its due diligence process, CAE has determined that some of its products do include Conflict Minerals. For the period of January 1, 2020 to December 31, 2020, small elements of tantalum, tin, tungsten and gold were found in the following sub-components which are necessary in CAE’s supply chain: computer circuit board solder and plating, cable solder and a special application tungsten alloy counterweight. We have conducted a supply-chain survey with direct suppliers of the components and sub- components containing Conflict Minerals using the Reporting Template to identify the smelters and refiners, including a RCOI, in order to ascertain the origin of the minerals used in these sub- components. A careful review of each Reporting Template returned by our suppliers was performed by our procurement and sourcing department for completeness and accuracy of information provided based on pre-defined criteria. When incomplete or potentially inaccurate information was contained in these surveys or any inconsistencies were identified, we contacted the relevant suppliers to seek clarification and obtain additional information. Of the 29 surveys that were sent to our suppliers, we received responses from all. All of our suppliers who indicated using Conflict Minerals in their products were asked to provide a list of their smelters or refiners. We then compared the smelters and refiners that were identified by our supply chain survey against the list of facilities that comply with responsible sourcing validation programs such as the RMAP. While some suppliers indicated that some of the smelters in their supply chain were sourcing from the Covered Countries, these were reported as being compliant with the RMAP. c. Design and implement a strategy to respond to identified risks The results from our supply chain survey and risk assessment findings are analyzed by our sourcing and procurement team and discussed with the senior management. Strategies are then designed and implemented to address any concern with respect to Conflict Minerals and to mitigate the risk that the Conflict Minerals contained in our products directly or indirectly benefit or finance armed groups in the Covered Countries. Senior management also report to the Governance Committee of CAE’s Board of Directors the findings of the RCOI and due diligence process as well as the risks associated with our supply chain regarding the Conflict Minerals used in our products.

We endeavor to maintain good communication channels with our suppliers and always stress the importance of responsible mineral sourcing practices. When a supplier fails to cooperate sufficiently with our due diligence investigation, does not follow requests for remediation or otherwise violates our Conflict Minerals Policy, CAE takes the necessary actions, including without limitation, terminating business with such supplier by stopping new orders. d. Carry out independent third-party audit of supply chain due diligence Given that we are several steps removed from the mining and processing of the Conflict Minerals used in the components of our products and that we do not interface directly with the smelters and refiners who provide the Conflict Minerals used in these components, we rely on RMI and other third-party organizations to conduct audits of smelters and refiners. e. Report annually on supply chain due diligence We publicly file a Form SD and, if applicable, a Conflict Minerals Report, with the SEC, including an annual report of our supply chain due diligence activities. We also communicate our Conflict Minerals Policy on our website. V. Conclusion After conducting the RCOI and the due diligence exercises described above, CAE has reasonably determined that while some of the Conflict Minerals necessary to the functionality or production of its products originated from a Covered Country, CAE has no reason to believe that any of such Conflict Minerals directly or indirectly financed or benefited armed groups. VI. Future Due Diligence Measures and Improvements In the last years, we have worked extensively on the issue of Conflict Minerals and the responsible sourcing of such minerals and we continue to take steps towards improving our due diligence process. In the next compliance period, CAE intends on enhancing the following steps to improve the information gathered from its due diligence measures to further mitigate the risk that its limited but necessary use of Conflict Minerals does not benefit armed groups. These steps include, but are not limited to: • Continuing to drive our suppliers to obtain current, accurate, and complete information about their smelters and refiners of Conflict Minerals. • Increasing participation in third-party programs to encourage further improvement and reliability in traceability programs. • Continuing to inform our suppliers of CAE’s corporate policy on responsible sourcing. • Only carrying on business with suppliers who complete in a satisfactory fashion our supply-chain survey. Each responding supplier must indicate to CAE that its smelters are in the RMAP – validated as conformant or active. • Investigating potential tools to automate certain aspects of the due diligence process to identify opportunities for improved efficiency.

• Leveraging our new global procurement management platform to further support and streamline our due diligence process, by integrating surveys within the tool.